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Exhibit 99.1

I (10)

Employment Agreement

between

Jonathan Bourget

Chemin de Thiere 4

1272 Genolier

Switzerland

(hereinafter referred to as “Mr. Bourget”)

and

Glatfelter Switzerland Sari

c/oKPMG SA

Chemin de Normandie 14

1206 Geneve

Switzerland

(hereinafter referred to as “the Company”)

Preamble

Mr. Bourget will be appointed as President of the Board of Directors & Vice President & General Manager of the Company. In this function, he will provide his services for the Advanced Airlaid Materials Business Unit (“AAMBU”) within the P. H. Glatfelter Company group of companies. In connection with such appointments the Company and Mr. Bourget enter into the following employment agreement.

Art. 1

Duties and Responsibilities

This Employment Agreement shall commence on 12 July 2010, subject to any oral agreement by the parties to determine an earlier commencement date. On the commencement date Mr. Bourget shall commence his activities as President of the Board of Directors and Vice President & General Manager of the Company.

Mr. Bourget shall report for \ a transition period to Martin Rapp, Vice President & General Manager of the Composite Fibers Business Unit. After this transition period, Mr. Bourget shall report to Dante Parrini, Executive Vice President & Chief Operating Officer of the P.H. Glatfelter Company, who will inform him about the end of the transition period.

The shareholders’ meeting shall be entitled at any time to determine Mr. Bourget’s areas of responsibility and reporting line differently.

Mr. Bourget shall represent the Company jointly with another director or an officer having commercial power of attorney (Prokurist). The Company may grant Mr. Bourget sole power of representation.

Mr. Bourget shall perform his duties and responsibilities with due diligence and in all re spects in accordance with the statutory provisions, the Articles of Association of the Company, any by-laws of the Company and any general or specific instructions by the Company or the Executive Vice President & Chief Operating Officer or the Chief Executive Officer of the P.H. Glatfelter Company.

During the term of this Agreement Mr. Bourget shall devote all of his efforts and his entire professional know-how and experience exclusively to the Company.

Art. 2

Duration and Termination

This Agreement is entered into for an unlimited period of time. There is no probation period applicable.

This Agreement may be terminated with a notice period of six (6) months as per the end of a calendar month. Notice to terminate must be given in writing.

This Agreement ends, without notice of termination being required, upon the end of the month in which Mr. Bourget reaches the age of 65 years.

The Company shall be entitled at any time, in particular but without limitation if notice has been given, irrespective by whom and for which reason, to release Mr. Bourget from his duty to work for the Company with immediate effect, provided that the Company shall continue to pay the agreed remuneration and subject to taking into account any vacation Mr. Bourget is entitled to.

Art.3

Additional Activities

Upon request of the Executive Vice President & Chief Operating Officer of the P.H. Glatfelter Company or the shareholders’ meeting, Mr. Bourget, in addition to his position as President of the Board of Directors and Vice President & General Manager of the Com pany, shall assume functions such as membership in a board of directors and similar offices in companies of the P.H. Glatfelter Company group of companies as well as in the industry or in associations with a company of the P.H. Glatfelter Company group being a member.

Mr. Bourget shall be obliged to resign from such offices without undue delay upon the termination of this Agreement or upon request of the Executive Vice President & Chief Operating Officer or the Chief Executive Officer of the P.H. Glatfelter Company.

Additional activities other than those mentioned in paragraph 1, prior to their assumption, require the written consent of the Executive Vice President & Chief Operating Officer or the Chief Executive Officer of the P.H. Glatfelter Company. Consent will be granted if the Company and the P.H. Glatfelter Company group overall do not have any legitimate interest in Mr. Bourget refraining from such activity.

The above consent requirement applies also to shareholdings in other undertakings who are competitors, customers or suppliers of the Company or another company of the P.H. Glatfelter Company group if Mr. Bourget can exert influence on the business relationship between the Company or another company of the P.H. Glatfelter Company group and the other undertaking due to his shareholder’s position or activities.

Publications and lectures which affect the Company’s or the P.H. Glatfelter Company group’s interests or reveal any information about the Company or the P.H. Glatfelter Company group require the prior written consent of the Executive Vice President & Chief Operating Officer of the P.H. Glatfelter Company.

Art. 4

Base Salary

In connection with this Agreement, Mr. Bourget shall receive an annual base salary in the amount of EUR 235’000 gross. The base salary shall be payable in twelve equal monthly installments of EUR 19’583.35 gross each at the end of each month.

The first installment being payable for July 2010 and the salary will be paid in Swiss francs (exchange rate as per commencement date [see above art. 1]; the exchange rate as per 12 July 2010 is EUR 1 = SFR 1,3375). The gross salary will be reduced by the Swiss legal statutory deductions (AHV I IV I EO I ALVI BVG). The Compensation Committee of the P.H. Glatfelter Company board will review Mr. Bourget’s base salary and reset the exchange rate annually, with the objective of maintaining parity of payments in Swiss Francs.

Mr. Bourget is eligible for a salary increase effective 1 February 2011. Factors having an impact on the extent of the increase include in particular but without limitation budget, business conditions, the performance of the Company and the P.H. Glatfelter Company group overall as well as Mr. Bourget’s personal performance.

The base salary and the management bonus (Art. 6) shall each be payable pro rata temporis in the calendar year in which this Agreement commences or ends.

Any activities under Art.3 para. 1 as well as any activities outside the usual working hours are compensated for by the base salary and the management bonus (Art. 6).

Should Mr. Bourget, due to activities under Art. 3 para. 1, receive a compensation or expense allowance he shall forward such compensation or expense allowance to the Company .

Mr. Bourget shall return to the Company any overpayments of any kind, including receivables from incorrect calculation of taxes, social security contributions and the like.

Art. 5

Signing Bonus

Mr. Bourget will receive a signing bonus in the amount of EUR 35’000 gross which will become due 60 days after the effective commencement date (payable in Swiss francs at the exchange rate as per commencement date, see above art. 4).

Art. 6

Management Bonus

Mr. Bourget will participate in the management bonus incentive program. Mr. Bourget’s annual target management bonus under this program shall be 40% of his base salary, i.e. currently EUR 94’000. Mr. Bourget’s maximum management bonus under this program will be 80% of his base salary. The amount of the management bonus shall be determined on the basis of achieved results as determined by the P.H. Glatfelter Company board. The current bonus plan measures performance by the operating net income and the cash flow. All senior executives participate in the same plan for 2010.

For 2010, Mr. Bourget will receive a pro rata bonus based on his start date following the performance metrics identified above. As of January 2012, Mr. Bourget’s target manage ment bonus will be adjusted to 45% of his base salary.

The Management Bonus is payable in Swiss francs at the exchange rate as per com mencement date (see above art. 4). The Compensation Committee of the P.H. Glatfelter Company board will reset the exchange rate annually in conjunction with the salary re view.

Art. 7

Glatfelter Long Term Incentive Plan

Mr. Bourget will be eligible to participate in the normal P.H. Glatfelter Company long term incentive plan for senior executives with an annual equity value targeted at EUR80’000.

The forms of payment and delivery are established by the P.H. Glatfelter Company board and currently include the use of restricted stock units and stock only stock appreciation rights (“SOSARs”). 80% of the equity value is delivered in SOSARs with 20% in the re stricted stock units.

Subject to approval by the Compensation Committee of the P.H. Glatfelter Company board, this equity grant will be provided on or about 23 July 2010 for the first time. Un der this plan Mr. Bourget will be eligible each year for new equity grants based on his performance and business conditions. Typically, equity grants are awarded in the first quarter of each plan year.

This art. 7 is for information purposes only. All rights and obligations in relation to Mr.

Bourget’s participation in the P.H. Glatfelter Company long term incentive are governed by the Long Term Incentive Plan as approved in May 2009 by the shareholders of the P.H. Glatfelter Company.

Art. 8

Change of Control Agreement

After one year of satisfactory service as determined by the P.H. Glatfelter Company board Mr. Bourget will be entitled to a change of control agreement. Such agreement shall provide for two years of total compensation (base salary, management bonus and long term incentive) if the P.H. Glatfelter Company were acquired by another firm. This provision does not apply on any change of control within the P.H. Glatfelter Company group.

Art. 9

Car Allowance

Mr. Bourget is entitled to a company car which he is allowed to use for private as well as business purposes. In respect thereof, Mr. Bourget can choose between two options:

(1) Either, the P.H. Glatfelter Company leases a car on behalf of the Company at its own discretion, or

(2) Mr. Bourget shall receive a car allowance of EUR 20’000 gross per year (EUR1’666.65 gross each month; payable in Swiss francs at the exchange rate as per commencement date or as being reset annually in conjunction with the salary review [see art. 4]).

Mr. Bourget informs the Vice President Human Resources & Administration of the P.H. Glatfelter Company about his choice as soon as practical. He may reconsider his choice every year in December (December 2011 for the first time).

Any income tax payable on such car allowance shall be borne by Mr. Bourget. Art. 10

Vacation

Mr. Bourget shall be entitled to an annual vacation of 30 days. Vacation shall be taken only following coordination with the Executive Vice President & Chief Operating Officer of the P.H. Glatfelter Company.

Art. 11

Prevention from Work

In the event of illness or any other prevention from work Mr. Bourget shall inform the Executive Vice President & Chief Operating Officer of the P.H. Glatfelter Company without undue delay thereof and its expected duration. Upon request, Mr. Bourget shall submit a medical certificate about the illness and its expected duration. The P.H. Glatfel ter Company is entitled to appoint an examining doctor and to ask Mr. Bourget to consult him for examination purposes.

For the duration of the illness or any other temporary prevention from work Mr. Bourget will receive the base salary (sec. 324a Code of Obligations).

Should the prevention from work continue for more than six months the management bonus according to Art. 6 for the relevant business year shall be reduced by 1/12 for each of the following months during which Mr. Bourget is not working full time.

Mr. Bourget herewith assigns to the Company any claims for damages against third par ties that have caused his illness or other prevention from work to the extent that the Com pany continues salary payments.

Art. 12

Intellectual Property Rights

Any intellectual property rights acquired by Mr. Bourget following the commencement of this Agreement and which are within the Company’s or the P.H. Glatfelter Company group’s areas of activity shall become the Company’s unrestricted property. As far as a transfer of such a right should legally not be feasible, Mr. Bourget waives to execute such right. Mr. Bourget is obliged to inform the Company in writing and to perform all actions and to make all declarations which are necessary to achieve such transfer or waiver (sec. 332 para. 3 Code of Obligations). It is at the full discretion of the Company to exploit Mr. Bourget’s inventions and designs. Mr. Bourget is in no case entitled to a compensation for such exploitation unless an invention or design was not a result of the fulfillment of con tractual obligations (sec. 332 para 4 Code of Obligations).

Art. 13

Confidentiality

Mr. Bourget is obliged to keep strictly confidential the contents of this Agreement within the Company as well as externally.

Mr. Bourget shall keep confidential vis-a-vis third parties all Company matters which he becomes aware of within the framework of his activities in connection with this Agreement or otherwise. Third parties shall include other members of the Company’s staff to the extent that they are not authorized due to their professional activities for the Company to receive such information. The confidentiality obligation comprises in particular business and manufacturing secrets, confidential data and information, as well as product and Company-, or AAMBU-related know-how.

The obligations under para. 1 above shall survive the termination of this Agreement.

Upon the Company’s first request, at the latest upon the termination of this Agreement, Mr. Bourget shall return to the Company all property of the Company, all documents re garding the Company, the P.H. Glatfelter Company, its products or AMBU matters, and all other work materials received from the Company or the P.H. Glatfelter Company group of companies that are in his possession, in particular computers, electronic files and data, software and other equipment. This obligation includes also documents which are addressed to Mr. Bourget personally but in his role as President of the Board of Directors and Vice President & General Manager of the Company and copies of documents which Mr. Bourget has sent personally but in his role as President of the Board of Directors and Vice President & General Manager of the Company to third parties. Any right of reten tion shall be excluded.

Art. 14

Covenant not to compete

Mr. Bourget shall be obliged during the term of this Agreement and for a period of one year following its termination not to become active for an undertaking which directly or indirectly competes with the Company or the P.H. Glatfelter Company group in the product categories within the AMBU or that is affiliated with such a competing undertaking. This covenant not to compete encompasses also the establishment, the acquisition and the indirect or direct participation in a competing undertaking. This covenant not to compete is applicable on all countries in which a subsidiary of the Company or the P.H. Glatfelter Company group is domiciled and all countries in which Mr. Bourget had or has contact to a customer of the P.H. Glatfelter Company group.

For the term of the post-contractual covenant not to compete Mr. Bourget shall receive compensation in the amount of 100% of his last annual base salary (Art. 4). The Company may waive the post-contractual covenant not to compete prior to the expiring of this Agreement by written declaration with the effect that no obligation to pay compensation is applicable.

If Mr. Bourget breaches the covenant not to compete the Company shall be entitled to a contractual penalty of 1112 of his last annual base salary (Art. 4) for each individual breach that occurs or for each week during which a breach persists. The right to claim further damage remains unaffected by the payment of a contractual penalty and such payment does not waive the post-contractual covenant not to compete.

Art.l6

Work Location

Initially, Mr. Bourget works from his home with required business travel to the respective mill sites as well as customer and supplier visits. The Company provides reasonable business tools including laptop computer, printer and mobile phone.

The assignment of Mr. Bourget may involve a relocation based on business requirements. In such an event, the Company will provide appropriate executive relocation assistance, compensation, and benefits.

Art.17

Miscellaneous

Following the termination of this Agreement all mutual claims of the parties shall forfeit, unless they are claimed in writing from the other party within a period of three months since the termination of this Agreement. If the other party rejects the claim or does not accept it within three weeks the relevant claim shall also forfeit, unless it is claimed in court within a period of three months from the notification of the rejection or the expiry of the three weeks period (beginning upon the notification of the claim), as the case may be. This paragraph shall not apply to any claims in relation to any obligation which, according to this Agreement, has post-contractual effects.

Any side agreements and changes to this Agreement must be made in writing in order to be valid. This also applies to the cancellation or amendment of this written form require ment. Oral side agreements to this Agreement do not exist, unless provided otherwise in this Agreement.

Should any provision hereof be or become invalid the validity of the other provisions of this Agreement shall not be affected thereby. In such a case the invalid provision shall be replaced with a valid provision which comes as close as possible to what the parties intended the invalid provision to achieve commercially.

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10 (10)

This Agreement, upon its coming into force, replaces the P.H. Glatfelter Company’s offer letter of 15 July 2010.

This Agreement shall be governed by and be construed in accordance with the substantive laws of Switzerland, without regard to the conflict of laws principles thereof.

The place of jurisdiction for any disputes arising out or in connection with this Agreement is Switzerland. After a dispute has arisen, the Parties may conclude a jurisdiction agreement or an arbitration agreement.

Place, date Glatfelter Switzerland Sari

York, PA	January 12, 2011	/s/ William T. Yanavitch II
Place, date
Geneva, Switzerland	November 1, 2010	/s/ Jonathan Bourget